DuPont de Nemours, Inc.	EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Set forth below are certain subsidiaries of DuPont de Nemours, Inc.

Organized Under Laws Of
Name
3313045 Nova Scotia Company	Canada
CUPOSIT Electronic Materials Zhangjiagang Co., Ltd.	China
DDP Specialty Electronic Materials US 9, LLC	Delaware
DDP Specialty Electronic Materials US, LLC	Delaware
DDP Specialty Products Japan K.K.	Japan
DDP Specialty Products Korea Ltd.	Korea
DDP Specialty Products Taiwan Co., Ltd.	Taiwan
DPS EMEA Holding B.V.	Netherlands
DSP S.A.S.	France
DSP Singapore Holdings Pte. Ltd.	Singapore
Du Pont (U.K.) Ltd.	United Kingdom
Du Pont China Holding Company Ltd.	China
Du Pont China Limited	Hong Kong
Du Pont de Nemours (Deutschland) GmbH	Germany
Du Pont Taiwan Limited	Taiwan
DuPont de Nemours (Luxembourg) SARL	Luxembourg
DuPont de Nemours International Sàrl	Switzerland
DuPont de Nemours, Inc.	Delaware
DuPont E&I Holding, Inc.	Delaware
DuPont Industrial Biosciences USA, LLC	Delaware
DuPont International Commerce (Shanghai) Co., Ltd.	China
DuPont Japan Kabushiki Kaisha	Japan
DuPont Performance Solutions Deutschland GmbH	Germany
DuPont Performance Solutions Netherlands B.V.	Netherlands
DuPont Safety & Construction, Inc.	Delaware
DuPont Service Company B.V., Hoek, succursale de Meyin	Switzerland
DuPont Specialty Products GmbH & Co. KG	Germany
DuPont Specialty Products Kabushiki Kaisha	Japan
DuPont Specialty Products Korea Ltd.	Korea
DuPont Specialty Products Operations Sàrl	Switzerland
DuPont Specialty Products USA, LLC	Delaware
DuPont Styro Corporation	Japan
DuPont Toray Specialty Materials Kabushiki Kaisha	Japan
EIDCA Specialty Products Company	Canada
EKC Technology, Inc.	California
FilmTec Corporation	Delaware
Laird Limited (England & Wales)	United Kingdom
Laird SRO	Czech Republic
Laird Technologies Taiwan, Inc.	Taiwan
Laird Technologies (Shanghai) Co Limited	China
Laird Technologies (Shenzheni) Co Limited	China
Laird Technologies Inc.	Delaware
NITTA DuPont Incorporated	Japan
NITTA DuPont Trading Company	Japan
Performance Speciality Products do Brasil	Brasil
Performance Specialty Products (Singapore) Pte Ltd.	Singapore
Performance Specialty Products Iberica S.L.U.	Spain
Productos Especializados de Mexico S. De R.L. De C.V.	Mexico

Rohm and Haas Electronic Materials (Shanghai) Ltd.	China
Rohm and Haas Electronic Materials Asia Limited	Hong Kong
Rohm and Haas Electronic Materials CMP Korea Ltd.	Korea
Rohm and Haas Electronic Materials CMP, LLC	Delaware
Rohm and Haas Electronic Materials CMP Asia Inc., Taiwan Branch Office	Taiwan
Rohm and Haas Electronic Materials Korea Ltd.	Korea
Rohm and Haas Electronic Materials LLC	Delaware
Rohm and Haas Electronic Materials Singapore Pte. Ltd.	Singapore
Rohm and Haas HK Dongguan Holding Limited	Hong Kong
Rohm and Haas Shanghai Chemical Industry Co., Ltd.	China
SP Holding DPS 3, Inc.	Delaware
Specialty Electronic Materials Italy s.r.l.	Italy
Specialty Electronic Materials Switzerland GmbH	Switzerland
Tianjin Laird Technologies Limited	China
Zhejiang OMEX Environmental Engineering Co., Ltd.	China
Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.